FIELDPOINT PETROLEUM CORPORATION
1703 Edelweiss Drive
Cedar Park, TX  78613

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 19, 2007

TO OUR SHAREHOLDERS:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FieldPoint Petroleum Corporation will be held on Friday, October 19, 2007 at 11:00 a.m., at 4207 River Place Blvd., Austin, Texas  78730, to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:

1.	To elect six directors to hold office until the next annual meeting of Shareholders or until their successors have been duly elected and qualified.

2.	To ratify the selection of Hein & Associates LLP as the Company's independent auditors for the current fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on September 14, 2007 as the record date for determination of Shareholders entitled to vote at the Meeting or any adjournments thereof, and only Shareholders of record at the close of business on that date will be entitled to vote.  At the Record Date, 8,880,175 shares of common stock were issued and outstanding.  A list of Shareholders entitled to vote at the meeting will be available for inspection at the principal executive offices of the Company located at 1703 Edelweiss Drive, Cedar Park, Texas 78613.

       The approximate date on which this Proxy Statement is first being mailed to Shareholders is September 21, 2007.  Shareholders who execute proxies may revoke them at any time prior to their being exercised by providing written notice to the Company by delivering another proxy bearing a later date any time prior to the meeting.  Mere attendance at the Meeting will not revoke the proxy, but a Shareholder present at the Meeting may revoke his or her proxy and vote in person.  Any duly executed proxy on which a vote is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to vote) will be deemed a vote for the nominees and all Proposals.  Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Meeting.

       To assure representation at the Meeting, Shareholders are urged to sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.  Any Shareholder attending the Meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors

FIELDPOINT PETROLEUM CORPORATION
1703 Edelweiss Dr.
Cedar Park, TX  78613

PROXY STATEMENT
For Annual Meeting of Shareholders
To Be Held October 19, 2007

Solicitation of Proxies:

          This Proxy Statement is furnished in connection with solicitation of Proxies on behalf of the Board of Directors of FieldPoint Petroleum Corporation (the "Company") to be voted at the annual meeting of shareholders (the "Meeting") to be held at 4207 River Place Blvd., Austin, Texas 78730 on Friday, October 19, 2007 at 11:00 a.m., Central daylight savings time and at any adjournments thereof.

          At the Meeting, the shareholders will be asked to consider and vote upon: (i) a proposal to elect six (6) nominees as directors of the Company to serve until the next annual meeting of shareholders of the Company to be held in 2008; (ii) ratify the selection of Hein & Associates, LLP as the Company's independent auditors for the current fiscal year ending December 31, 2007; (iii) any other business as may properly come before the Meeting or any adjournment thereof (collectively, the "Proposals").  The Board of Directors unanimously recommends that the shareholders vote FOR all nominees as directors and IN FAVOR of all Proposals.

          In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.  IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

           This Statement is being mailed on or about September 21, 2007, to our Shareholders eligible to vote at the Annual Meeting.  Concurrently with the mailing of this Statement, we are furnishing to our shareholders our Annual Report on Form 10-KSB for its fiscal year ended December 31, 2006.

Record Date and Outstanding Shares:

          The Board of Directors has fixed the close of business on September 14, 2007, as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Meeting.  On September 14, 2007, there were outstanding 8,880,175 shares of common stock, $0.01 par value held by shareholders entitled to vote at the meeting.

Voting Proxies:

          A proxy card accompanies this Proxy Statement.  All properly executed proxies that are not revoked will be voted at the Meeting, and any postponements or adjournments thereof, in accordance with the instructions contained therein.  Proxies containing no instruction regarding the Proposals specified in the form of proxy will be voted for all nominees as directors and in favor of the Proposals.  The Meeting may be adjourned and additional proxies solicited, if the vote necessary to approve a Proposal has not been obtained.  Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the shares represented, whether in person or by proxy, at the Meeting (regardless of whether those shares constitute a quorum).

          A shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company stating the proxy is revoked, or by attending the Meeting and voting in person.  Mere attendance at the Meeting will not revoke a properly executed proxy.

Quorum and Required Vote:

          Quorum:     The holders of one-third of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Meeting shall constitute a quorum of the transactions of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.  Broker non-votes will not be considered present at the meeting for purposes of determining a quorum.

          Required Vote:  At the Meeting, the holders of Common Stock on the Record Date will be entitled to one vote per share on each matter of business properly brought before the Meeting including one vote per share on each of the nominees for director and the Proposals.

Holders of Common Stock have the right to elect six (6) members of the Board of Directors, as proposed in the "Director Election Proposal".  Every holder of Common Stock on the Record Date shall have the right to vote, in person or by proxy, the number of shares of Common Stock owned, for as many persons as there are directors to be elected at that time.  Cumulative voting in the election of directors is not permitted.  Directors will be elected by a majority of the votes cast for the election of directors.

All other matters to be approved will require that there are more votes cast in favor of the proposal than against it.

           Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. Broker non-votes will not be counted as votes either "for" or "against" any matter coming before the Meeting..

          Votes by Directors, Officers, and Affiliates:  At the Record Date, directors, officers, and affiliates of the Company had the right to vote through proxy, beneficial ownership or otherwise 3,746,000 shares of Common Stock, or 42% of the issued and outstanding Common Stock. The Company has been advised that the directors, officers, and affiliates of the Company intend to vote FOR all nominees for director and IN FAVOR of all other Proposals described in this Proxy Statement.  All these directors, officers, and affiliates of the Company will have an interest in the election of directors.

Proxy Solicitation and Expenses:

          The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by the Company.  Solicitation of Proxies may be made by mail by directors, officers and employees of the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile, telegraph, and by directors, officers and regular employees of the Company, without special compensation therefore; except that directors, officers and employees of the Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies.  The Company will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial holders or owners of Common Stock held of record by such persons, and the Company will reimburse reasonable forwarding expenses upon the request of such record holders.

          Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses.

YOU SHOULD NOT SEND CERTIFICATES WITH YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to beneficial ownership of our common stock by:

*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers;
*	each of our directors and director nominees; and
*	all executive officers and directors as a group.

        The table shows the number of shares owned as of September 14, 2007 and the percentage of outstanding common stock owned as of September 14, 2007.  Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership.  Except as indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address(2)	Number of Shares		Percent Owned(1)
Ray D. Reaves	3,145,000	(3)	35.4%
Mel Slater	400,000	(4)	4.5%
Roger D. Bryant	35,000		*
Dan Robinson	100,000		1.1%
Karl Reimer Debbie Funderburg	66,000 10,000		* *
All Officers and Directors as a Group (6 persons)	3,756,000		42.3%

_________________________________________________
*      indicates less than 1%

(1)      The percentages shown are calculated based upon 8,880,175 shares of common stock outstanding at September 14, 2007.  In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)      Unless otherwise stated, the beneficial owner's address is 1703 Edelweiss Drive, Cedar Park, Texas 78613.

(3)      Includes 160,000 shares held by Bass Petroleum, Inc., of which Mr. Reaves is executive officer. Mr. Reaves disclaims beneficial ownership of these shares for purposes of Section 16 of the Exchange Act.

(4)      Includes 370,000 shares of common stock held in a trust.

PROPOSAL 1:  DIRECTOR ELECTION PROPOSAL

          The Company's bylaws provide that the Board of Directors will consist of three (3) and no more than nine (9) members. The Board of Directors of the Company presently consists of six (6) members.  Directors of the Company generally serve for a term of one year (until the next annual meeting of shareholders) or until their successors are duly elected or appointed and qualified, or until their death, resignation or removal.  Each of the persons nominated to hold office provided below is currently a member of the Board of Directors.  Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the six persons named in the table below, each of who has consented to serve if elected.  In the event that by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, the proxies will be voted for such substitute as shall be designated by the Company's Board of Directors.  In completing the enclosed proxy card, if a shareholder decides to withhold authority to vote for any of the director nominees, such shareholder should mark the WITHHOLD AUTHORITY box and line through such nominee(s) name in Proposal 1 of the proxy card.

          Directors are elected by a majority of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          Messrs. Bryant, Funderburg, Reimers, Robinson and Slater are "non-executive" directors, denoting that they are neither officers nor employees of the Company.  There are no family relationships between or among any of the directors of the Company,

          Nominees for Election at the Meeting:

Name	Age	Present Position with the Company
Ray D. Reaves	45	Director, Chairman, President, CEO and CFO

Roger D. Bryant	64	Director

Karl W. Reimers	65	Director

Dan Robinson	59	Director

Mel Slater Debbie Funderburg	63 48	Director Director

          Certain biographical information regarding the directors is listed below.

          Mr. Reaves, age 45, has been Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company since May 22, 1997.  Mr. Reaves has also served as Chairman, Chief Executive Officer, Chief Financial Officer and Director of Bass Petroleum, Inc., from October 1989 to the present. He has 20 years experience in the oil and gas industry.  He began his career in 1987, with North American Oil and Gas. Subsequently, in 1989 he purchased an interest in 10 of their wells and formed Bass Petroleum, Inc. In 1998, Bass Petroleum merged with Energy Production Corporation, with the resultant entity being FieldPoint Petroleum Corporation.

          Mr. Bryant, age 64, has been a Director of the Company since July 1997.  For more than twenty-five years, Mr. Bryant has held senior management positions with public and private start-up and turn-around technology companies in a number of different industries. He is currently President and CEO of Convergence Technology Application Partners, LLC (CTAP), a supplier of telecommunications systems and support to companies with widely distributes offices. Prior positions include Chief Operations Officer for Electric and Gas Technologies, Inc., Chief Executive Officer of International Gateway Exchange, President and Chairman of Dial-thru International, Inc., President of Network Data Corporation, President of Dresser Industries, Inc., Wayne Division, President of Schlumberger Limited, Retail Petroleum Systems Division, U.S.A., a division of Schlumberger Corporation, and President of Autogas Systems, Inc., the developer of “Pay-at-the-Pump” technology for retail petroleum industry. All together, Mr. Bryant has held the Chief Executive position as well as serving on the board of directors, of more than ten private and public companies.

          Mr. Reimers, age 65, has been as President and CFO of B.A.G. Corp. from 1993 to present. He served as Vice President CFO of Supreme Beef Company from 1989 to 1993 he also served as Vice President of Accounting for OKC Corp. a NYSE listed oil and gas company from 1975 to 1989. He was employed by Peat, Marwick, Mitchell, Certified Public Accountants from 1973 to 1975, he has a MBA from the University of Texas at Arlington.

          Mr. Robinson, age 59, has held the position of President and Chief Executive Officer of Placid Refining Company LLC from December 2004 to the present. Prior to his current position, he served in many capacities with Placid Oil Company beginning in March 1975, including the roles of Project Engineer, Manager of Refinery Operations, Assistant Secretary, Assistant Treasurer, Secretary, and Treasurer.  Before beginning his 30 year oil and gas career he was briefly employed as a commercial credit analyst at First National Bank in Dallas.  Mr. Robinson received a BS degree in Mechanical Engineering in 1971 and an MBA degree in Finance in 1973, both from the University of Wisconsin.  He currently sits on the Board of Directors of the National Petrochemical and Refiners Association.

          Mel Slater, age 65, has been a Director of the Company since January 1, 2003. From April 2003 to June 2005 Dr. Slater has served as President of National ICT Australia. Dr. Slater spent more that 25 years with leading technology firms including Gemplus and Motorola. At Motorola, he served in a number of positions including Vice President and General Manager, Global Software Group Americas, Vice President and Director of Motorola's Arizona Technology Laboratories, and as Motorola's Corporate Director of Software. Dr. Slater has managed operations in over ten countries.

          Debra Funderburg, age 48, has been a Director of the Company since February 6, 2006. From September 2007 to the present she has served as Business Development manager and Reservoir Engineer for Sanchez Oil & Gas.  From May 2003 to August 2007 she has served as Senior Reservoir Engineer, Corporate A&D coordinator and is currently Business Development manager for Dominion E&P.  From November 1999 to May 2003 Ms. Funderburg held the position of Reservoir Engineering Manager for Randall & Dewey.  From April 1993 to November 1999 she was employed by Pennzoil as a Senior Petroleum Engineer.

        Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2007 or until a successor is duly elected and qualified.

        Except as disclosed above, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

        Except as set forth above, during the last five (5) years, no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, for the period beginning January 1, 2006 through the date of this Proxy Statement, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met, except Mr. Reimers failed to file two reports covering two transactions in a timely fashion.

Certain Relationships with Related Parties

          The Company leases office space from its majority shareholder.  The lease requires monthly payments of $2,500 on a month-to-month basis.

          Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

Meetings and Committees of the board of Directors

          a.          Meetings of the Board of Directors

          During the fiscal year ended December 31, 2006, three meetings of the Board of Directors were held, including regularly scheduled and special meetings, each of which were attended by all of the Directors.

Outside Directors receive $500 per meeting and were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.  Except as otherwise provided below, Directors received a grant of options to purchase 100,000 shares of common stock at the date of their appointment and could receive an additional grant of options to purchase shares of common stock , as long as they continue to serve as directors.  Ms. Funderburg receives a $12,000 annual retainer and is reimbursed for all expenses and received 10,000 shares of FieldPoint Petroleum Corp for her services as a board member.  The Company paid Roger Bryant a board member consulting fees of $3,600 during 2006.

          b.          Committees

          The board appoints committees to help carry out its duties. In particular, board committee's work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

          During the fiscal year ended December 31, 2006, the Board had a standing audit committee, a standing compensation committee, and a standing nomination committee.

Audit Committee

          The audit committee is currently composed of the following directors:

Karl W. Reimers, Chairman

Dan Robinson

Roger D. Bryant

          The Board of Directors has determined that all members of the audit committee are "independent" within the meaning of the American Stock Exchange’s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interest related to those of management, does not have any financial, family or other material personal ties to management or any other interest or relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          During the fiscal year ended December 31, 2006, the audit committee met on two occasions.  The meetings were attended by 100% of the committee members.

          Karl Reimers, a member of the audit committee, qualifies as an “audit committee financial expert” within the meeting of Item 401(e)(2) of regulation SB.

          The committee is responsible for accounting and internal control matters. The audit committee:

-	reviews with management, the internal auditors and the independent auditors, policies and procedures with respect to internal controls;
-	reviews significant accounting matters;
-	approves the audited financial statements prior to public distribution;
-	approves any significant changes in accounting principles or financial reporting practices;
-	reviews independent auditor services; and
-	recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet with the independent accountants, controller or internal auditor whenever a special situation arises.

          The Audit Committee of the Board of Directors has adopted a written charter, which has been previously filed with the Commission.

Audit Committee Report

          The audit committee of the board of directors has:

          1.     reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2006 with management and representatives of Hein & Associates LLP.

        2.     discussed with Hein & Associates LLP the matters required to be discussed by SAS 61, as modified or supplemented; and

        3.      received the written disclosures and letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 and discussed Hein & Associates LLP independence with representatives of Hein & Associates LLP.

        Based on the review and discussions referred to above, the audit committee recommends to the board of directors that the audited financial statements for the fiscal year ended December 31, 2005, be included in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission.

By:  The Audit Committee

Karl W. Reimers

Dan Robinson

Roger D. Bryant

Compensation Advisory Committee

The compensation advisory committee is currently composed of the following directors:

Dan Robinson. Chairman

Karl W. Reimers

Mel Slater

The Board of Directors has determined that all members of the compensation committee are "independent" within the meaning of the American Stock Exchange’s listing standards. For this purpose, a compensation committee member is deemed to be independent if he does not possess any vested interest related to those of management, does not have any financial, family or other material personal ties to management or any other interest or relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The compensation advisory committee:

-

recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

-	administers our compensation plans for the same executives;

-	determines equity compensation for all employees;

-	reviews and approves the cash compensation and bonus objectives for the executive officers; and

-	reviews various matters relating to employee compensation and benefits.

The compensation advisory committee held one meeting during the year ended December 31, 2006.

Nominating Committee

         The following directors are members of the nominating committee:

Ray Reaves, Chairman

Mel Slater

Roger Bryant

        The board has not adopted a charter to govern the director nomination process.

        The Nominating Committee is responsible for recommending a slate of directors for the Company's annual meeting of shareholders.

        The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation.  The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Ray Reaves, President, at the Company's principal executive offices located in Cedar Park, Texas and provide to Mr. Reaves, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. The Company must receive such recommendation before August 31, 2008.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Ray Reaves, President, at the principal executive offices of the Company.  The board of directors will consider any such written communication at its next regularly scheduled meeting.

        c.     Code of Ethics

        Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees subsequent to fiscal year ended December 31, 2004.  We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics.  Such request should be made in writing and addressed to Investor Relations, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, TX  78613. You may also review a copy of our Code of Ethics at our internet website located at www.fppcorp.com, or on the SEC website located at www.sec.gov.

Executive Compensation:

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2006 to the Company’s Chief Executive Officer (“CEO”) ( the “Named Executive Officers” or “NEOs”), as presented in the tables which follow this CD&A. The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Committee. The Compensation Committee (the “Committee”) of the Board of Directors is composed of three non-employee Directors, all of whom are independent under the guidelines of the American Stock Exchange listing standards. The current Committee members are Dan Robinson, Karl Reimers and Mel  Slater. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program.

Compensation Philosophy and Objectives. The guiding principle of the Committee’s executive compensation philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders. To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual, long-term and strategic goals that will result in improvement in total shareholder return. To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance. In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprised of select container industry and other manufacturing companies. The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives’ focus on the Company’s long-term performance.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee usually meets with the CEO and CFO. In addition, the Committee periodically meets in executive session without management.

The Committee’s meeting agenda is normally established by the Committee Chairperson in consultation with the CEO and CFO. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of individual and corporate objectives, reports detailing executives’ stock ownership and options, tally sheets setting forth total compensation and information regarding the compensation programs and levels of certain peer group companies.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and the CFO. Decisions regarding the compensation of other employees are made by the CEO and CFO in consultation with the Committee. In this regard, the CEO and CFO provide the Committee evaluations of executive performance, business goals and objectives and recommendations regarding salary levels and equity awards.

Market-Based Compensation Strategy.  The Committee adopted the following market-based compensation strategy:

•

Pay levels are evaluated and calibrated relative to other companies of comparable size operating in the oil and gas exploration business (the “Peer Group”) as the primary market reference point. In addition, general industry data is reviewed as an additional market reference and to ensure robust competitive data.

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentives) levels for NEOs are calibrated relative to the Peer Group.
•	Base salary and target total cash compensation levels (base salary plus target annual incentive) for NEOs are calibrated to the Peer Group.
•	The long-term incentive component of the executive compensation program is discretionary and viewed in light of the target total direct compensation level.

The Committee retains discretion, however, to vary compensation above or below the targeted percentile based upon each NEO’s experience, responsibilities and performance.

Total Direct Compensation

Our objective is to target total direct compensation, consisting of cash salary, cash bonus and long term equity compensation at levels consistent with the surveyed companies, if specified corporate and business unit performance metrics and individual performance objectives are met. We selected this target for compensation to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is currently particularly acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that increasingly are in more remote areas and are technologically more difficult to access.

We structure total direct compensation to the named executive officers so that most of this compensation is delivered in the form of equity awards in order to provide incentives to work toward long-term profitable growth that will enhance stockholder returns. We also structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. In the following sections, we further detail each component of total direct compensation.

Components of Compensation. For the year ended December 31, 2006, the sole component of compensation for the CEO was base salary. We did not provide additional compensation in the form of annual incentive bonus, long term incentives, retirement benefits, or perquisites.

Base Salary. The Company provides the CEO with base salaries to compensate him for services rendered during the year. The Committee believes that competitive salaries must be paid in order to attract and retain high quality executives. The Committee reviews the CEO’s  salary at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year.

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate performance, and

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

Base salaries paid to the CEO is deductible for federal income tax purposes except to the extent that the executive’s aggregate compensation which is subject to Section 162(m) of the Internal Revenue Code (the “Code”) exceeds $1 million.

The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last two (2) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards	Options Awards	Non equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ray D. Reaves, CEO, President	2006	192,000	$ 0	-	-	-	-	-	$192,000
Ray D. Reaves, CEO, President	2005	$169,000	$ 0	-	-	-	-	-	$169,000

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the most recently completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ray Reaves	- 0 -	- 0 -	-	-	-	- 0 -	-	-	-

The following table sets forth information concerning compensation paid to the Company’s directors during the most recently completed fiscal year:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger Bryant	$1,000	-	-	-	-	$3,600	$4,600
Mel Slater	$1,000	-	-	-	-	-	$1,000
Karl Reimers	$1,000	-	-	-	-	-	$1,000
Dan Robinson	$1,000	-	-	-	-	-	$1,000
Debra Funderberg	$12,000	60,208	-	-	-	-	$72,208

Option Grants Table

There were no stock option grants for fiscal years ended December 31, 2005 and 2006.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Hein & Associates LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2007.  Hein & Associates LLP has been the Company's accountants for the years ended December 31, 2006, 2005 and 2004 as well.   It is not expected that a member of Hein & Associates LLP will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions.  Ratification of the selection of our auditors is not required under the laws of the State of Colorado, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

        The following table details aggregate fees billed for fiscal years ended December 31, 2006 and 2005 by Hein & Associates LLP:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

*	Financial information systems design and implementation; and

*	All other services:

	2006	2005
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$46,236	$58,800

Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	31,112	17,300

Tax fees - tax compliance, tax advice and tax planning	12,930	9,000

All other fees - services provided by our principal accountants other than those identified above	0	0

Total fees paid or accrued to our principal accountants	$90,278	$85,100

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Hein & Associates LLP's independence.

        Votes Required.

        Ratification of the selection of Hein & Associates LLP to serve as auditors for the fiscal year ending December 31, 2007 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Any proposal which a stockholder intends to present for consideration and action at the next annual meeting of stockholders must be received in writing by the Company no later than February 10, 2008, and must conform to applicable Securities and Exchange Commission rules and regulations.

OTHER MATTERS

          The Company knows of no other matters to be brought before the Annual Meeting.  However, if other matters come to their attention before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgement on such matters.

          The Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 2006, including audited financial statements, is enclosed herewith. The Annual Report to Shareholders does not form any part of the material for solicitation of proxies. The Annual Report is the Company's Form 10KSB.

FIELDPOINT PETROLEUM CORPORATION

PROXY SOLICITED ON BEHALF OF THE COMPANY

          The undersigned hereby constitutes and appoints Ray Reaves with full power of substitution the true and lawful attorney and proxy of the undersigned to attend the Annual Meeting of the Shareholders of FieldPoint Petroleum Corporation (the "Company") to be held at 4207 River Place Blvd., Austin, Texas 78730 on Friday, October 19, 2007 at 11:00 a.m., Central daylight savings time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1)	FOR _______________	WITHHOLD AUTHORITY _____________

To elect all of the nominees listed below:

Ray D. Reaves, Mel Slater, Roger D. Bryant, Dan Robinson, Karl Reimer & Debbie Funderburg

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name below)

_____________________________________________________________

(2)	FOR __________	AGAINST __________	ABSTAIN ___________

To ratify our selection of our independent public accountants

(3)	FOR __________	AGAINST __________	ABSTAIN ___________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designee named above, strike out the name of the management designee and insert the name of your proxy in the space provided above.  Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

 (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

Date _______________________________________, 2007

_______________________________________________ Name (please type or print)

_______________________________________________ Signature

_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left.  When shares are held by joint tenants, both should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.